 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-281573
Prospectus Supplement
(To prospectus dated August 15, 2024)
Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
3,859,851 Ordinary Shares
Offered by the Selling Securityholder

This prospectus supplement relates to the offer and resale, from time to time, by the selling securityholder (the “selling securityholder”) identified in this prospectus supplement of up to 3,859,851 ordinary shares, no par value (the “ordinary shares”) of Flex. The ordinary shares that may be offered by the selling securityholder are those that may be acquired upon exercise of the warrant (the “warrant”) held by the selling securityholder.
We are not offering or selling any of our ordinary shares under this prospectus supplement and will not receive any proceeds from the resale of the ordinary shares by the selling securityholder covered by this prospectus supplement.
The selling securityholder will act independently in making decisions with respect to the timing, manner and size of any sale or non-sale related transfer. Our registration of the securities covered by this prospectus supplement does not mean that the selling securityholder will offer or sell any of the ordinary shares offered hereby. The selling securityholder may sell the securities in one or more transactions at the market price for our ordinary shares prevailing at the time of sale, a price related to the prevailing market price, a negotiated price or such other price as the selling securityholder determines from time to time. See “Plan of Distribution.”
Our ordinary shares are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “FLEX.” On September 3, 2025, the last reported sale price of our ordinary shares as reported on Nasdaq was $53.68 per ordinary share.

Investing in our ordinary shares involves risks. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 4, 2025

Prospectus Supplement

Prospectus

We have not, and the selling securityholder has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus we authorize that supplements this prospectus supplement and any other documents to which we refer you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ordinary shares and certain other matters relating to our Company. The second part is the accompanying prospectus, which gives more general information about the securities that we may offer from time to time, some of which may not apply to this offering of ordinary shares. This prospectus supplement also adds, updates and changes information contained or incorporated by reference in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the ordinary shares offered hereby, you should read carefully both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Any statement in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.
This prospectus supplement and the accompanying prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore and the ordinary shares will be offered pursuant to exemptions under the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the ordinary shares offered hereby may not be circulated or distributed, nor may any of the ordinary shares offered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.
Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B(1) of the SFA — The ordinary shares shall be prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
The terms “Flex,” “the Company,” “we,” “us,” “our” and similar terms as used in this prospectus supplement mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION
Flex files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Flex. Information about us, including Flex’s SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website or the SEC’s website, except for SEC filings referred to below, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information modified or superseded by information contained directly in this prospectus supplement and the accompanying prospectus, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any amendments thereto and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act) prior to the termination of this offering:
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our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 21, 2025, including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 24, 2025 that are specifically incorporated by reference into such Annual Report on Form 10-K (the “2025 10-K”);

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our Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2025 filed with the SEC on July 25, 2025 (the “Fiscal 2026 Q1 10-Q”); and

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our Current Reports on Form 8-K filed with the SEC on April 2, 2025, June 13, 2025, June 25, 2025, July 18, 2025, August 7, 2025 and August 18, 2025.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC through the SEC’s website at the address described under “Where You Can Find More Information.” Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus.
You may request a copy of those documents, at no cost, by writing or telephoning us at:
Flex Ltd.
12515-8 Research Blvd, Suite 300
Austin, Texas 78759 U.S.A.
Telephone: (512) 425-7929

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INDUSTRY AND MARKET DATA
We obtained the market and competitive position data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the selling securityholder has independently verified such data and neither we nor the selling securityholder makes any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources and the selling securityholder does not make any representation as to its accuracy.
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or our future financial or operating performance, business strategy, timing and likelihood of success, as well as plans and objectives of management for future operations. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause the actual outcomes and results to differ materially from those anticipated by these forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the following:
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the effects that the current and future macroeconomic environment, including inflationary pressures, currency volatility, stagflation, slower economic growth or recession, and high or rising interest rates, could have on our business and demand for our products and services;

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geopolitical uncertainties and risks, including impacts from trade conflicts, the termination and renegotiation of international trade agreements and trade policies, a further escalation of sanctions, tariffs or other trade tensions between the U.S. and China or other countries, or the ongoing conflicts between Russia and Ukraine and in the Middle East, any of which could lead to disruption, instability, and volatility in global markets and negatively impact our operations and financial performance;

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supply chain disruptions, logistical constraints, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;

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our dependence on industries that continually produce technologically advanced products with short product life cycles;

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the impact of fluctuations in the pricing or availability of raw materials and components, labor and energy;

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the short-term nature of our customers’ commitments and rapid changes in demand may cause supply chain issues, excess and obsolete inventory and other issues which adversely affect our operating results;

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our dependence on a small number of customers;

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our industry is extremely competitive;

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that the expected revenue and margins from recently launched programs may not be realized;

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the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations;

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the possibility that benefits of our restructuring actions may not materialize as expected;

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a breach of our IT or physical security systems, or violation of data privacy laws, may cause us to incur significant legal and financial exposure and adversely affect our operations;

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risks associated with acquisitions and divestitures, including the possibility that we may not fully realize their projected benefits;

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hiring and retaining key personnel;

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that recent changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense;

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litigation and regulatory investigations and proceedings;

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risks related to the spin-off of Nextracker, and the transactions related thereto, including the qualification of these transactions for their intended tax treatment;

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the impact and effects on our business, results of operations and financial condition of union disputes or other labor disruptions as well as unforeseen or catastrophic events;

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the effects that current and future credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations to us and our ability to pass through costs to our customers;

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the success of certain of our activities depends on our ability to protect our intellectual property rights and we may be exposed to claims of infringement, misuse or breach of license agreements;

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physical and operational risks from natural disasters, severe weather events, or climate change;

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we may be exposed to product liability and product warranty liability;

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we may be exposed to financially troubled customers or suppliers;

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our compliance with legal and regulatory requirements;

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changes in laws, regulations, or policies that may impact our business, including those related to trade policy and tariffs and climate change;

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our ability to meet sustainability, including environmental, social and governance, expectations or standards or achieve sustainability goals; and

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other risks disclosed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 10-K, our Fiscal 2026 Q1 10-Q, and in any subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each as amended or updated by our subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement.

In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other filings with the SEC. See “Where You Can Find More Information.”

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SUMMARY
This summary does not contain all of the information that you should consider before investing in our ordinary shares. Prior to making an investment decision, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Overview
Flex is the advanced, end-to-end manufacturing partner of choice that helps a diverse customer base design, build, deliver and manage innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, we deliver technology innovation, supply chain, and manufacturing solutions to diverse industries and end markets. Our full suite of specialized capabilities includes design and engineering, supply chain, manufacturing, post-production and post-sale services, and proprietary products. Flex partners with customers across a diverse set of industries including data center, communications, enterprise, consumer, automotive, industrial, healthcare, industrial and power. As of March 31, 2025, our two operating and reportable segments were as follows:
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Flex Agility Solutions, which is comprised of the following end markets:

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Communications, Enterprise and Cloud, including data center, edge, and communications infrastructure;

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Lifestyle, including appliances, floorcare, smart living, Heating, Ventilation and Air-Conditioning, and power tools; and

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Consumer Devices, including mobile and high velocity consumer devices.

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Flex Reliability Solutions, which is comprised of the following end markets:

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Industrial, including industrial devices, capital equipment, renewables, critical power, and embedded power;

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Automotive, including compute platforms, power electronics, motion, and interface; and

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Health Solutions, including medical devices, medical equipment, and drug delivery.

In fiscal year 2025, we formally introduced the next phase in our strategic evolution, our EMS + Products + Services approach. This hybrid model is focused on strengthening our core manufacturing and supply chain capabilities while expanding our portfolio of proprietary products and value-added services to maximize value creation for customers. To advance this approach, we completed several strategic acquisitions in fiscal year 2025 that enhance our differentiated portfolio to address critical data center customer challenges around power, heat and scale. These included our acquisitions of JetCool Technologies Inc. to expand direct-to-chip liquid cooling capabilities and Crown Technical Systems to increase critical power capabilities while adding opportunities in grid modernization.
On January 2, 2024, we completed the previously announced spin-off of our remaining interests in Nextracker Inc. to Flex shareholders on a pro-rata basis based on the number ordinary shares of Flex held by each shareholder of Flex (the “Distribution”) as of December 29, 2023, which was the record date of the Distribution, pursuant to the Agreement and Plan of Merger, dated as of February 7, 2023. The historical financial results and financial position of our former Nextracker business, which we previously reported as a separate operating and reportable segment, are presented as discontinued operations in the consolidated statements of operations. The historical statements of comprehensive income and cash flows and the balances related to shareholders’ equity have not been revised to reflect the effect of the Nextracker spin-off. See note 7 “Discontinued Operations” to the consolidated financial statements included in our 2025 10-K for further information.

Corporate Information
Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our registered office is located at 2 Changi South Lane, Singapore 486123. Our principal executive offices are located at 12515-8 Research Blvd, Suite 300, Austin, Texas 78759, United States. Our telephone number is (512) 425-7929. Our website address is www.flex.com. The information contained on or linked to or from our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

The Offering
Issuer
Flex Ltd., a company incorporated under the laws of Singapore (Company Registration Number 199002645H).
Ordinary Shares Offered by the Selling Securityholder
Up to 3,859,851 ordinary shares.
Use of Proceeds
We will not receive any proceeds from the sale of ordinary shares covered by this prospectus supplement.
Risk Factors
Investing in our ordinary shares involves significant risks. Before making an investment decision, you should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the factors contained in and incorporated by reference under the heading “Risk Factors” on page S-4 of this prospectus supplement.
NASDAQ trading symbol
FLEX

RISK FACTORS
Investing in our ordinary shares involves significant risks. Before making a decision to invest in our ordinary shares, in addition to carefully considering the other information contained in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein or therein, you should carefully consider the risks discussed under the caption “Risk Factors” contained in our 2025 10-K, our Fiscal 2026 Q1 10-Q, and in any subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, each as amended or updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. See “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Notice Regarding Forward-Looking Statements.”

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the ordinary shares by the selling securityholder.
SELLING SECURITYHOLDER
This prospectus supplement relates to the resale from time to time of up to a total of 3,859,851 ordinary shares by the selling securityholder, including the pledgees, donees, transferees or other successors in interest of the selling securityholder.
On August 15, 2025, Flex and Amazon.com, Inc. (“Amazon”) entered into a Transaction Agreement (the “Transaction Agreement”), under which Flex issued to the selling securityholder, a wholly-owned subsidiary of Amazon, a warrant to purchase up to an aggregate of 3,859,851 ordinary shares at an exercise price of $51.29 per share. The warrant allows for cashless exercise and expires on August 15, 2030. The right to purchase ordinary shares upon exercise of the warrant is subject to vesting based on qualifying payments (as defined in the warrant) for the purchase of all products and services by or on behalf of Amazon and its affiliates over the term of the warrant.
The exercise price and the number of ordinary shares subject to the warrant are subject to customary anti-dilution adjustments. Upon the consummation of an acquisition transaction (as defined in the Transaction Agreement), subject to a specified condition, the unvested portion of the warrant will vest in full. So long as the warrant is unexercised, the warrant does not entitle the selling securityholder to any voting rights or any other shareholder rights. The Transaction Agreement includes customary registration rights, representations and warranties and covenants of the Company and Amazon, and certain restrictions on the selling securityholder’s ability to transfer the warrant and the ordinary shares issuable upon exercise of the warrant.
Pursuant to the Transaction Agreement, we agreed to file a prospectus supplement with the SEC, providing for the offer and sale, from time to time, of the ordinary shares issuable upon exercise of the warrant. We have agreed with the selling securityholder to use commercially reasonable efforts to cause the registration statement of which this prospectus supplement constitutes a part to remain continuously effective, and to replace such registration statement at or before its expiration with a successor registration statement, until the date on which all of the ordinary shares included in this prospectus supplement have been sold in accordance with the plan and method of distribution described herein. See “Plan of Distribution.”
The following table sets forth information with respect to the current beneficial ownership of the selling securityholder, the number of ordinary shares being offered hereby by the selling securityholder and information with respect to ordinary shares to be beneficially owned by the selling securityholder after completion of this offering, assuming all ordinary shares that may be offered from time to time by the selling securityholder pursuant to this prospectus supplement are sold.
Beneficial ownership is determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
	Number of Ordinary Shares Beneficially Owned Before Offering		Number of Ordinary Shares Offered(1)	Number of Ordinary Shares Beneficially Owned After Offering
Selling Securityholder	Number	Percentage		Number	Percentage
Amazon.com NV Investment Holdings LLC.(2)	—	—	3,859,851	—	—

(1)
The number of ordinary shares that may be offered by the selling securityholder is the maximum number of ordinary shares issuable to the selling securityholder upon exercise of the warrant, assuming full vesting of the warrant.

(2)
The selling securityholder is a wholly-owned subsidiary of Amazon. Amazon has sole voting and investment power with respect to any ordinary shares held by the selling securityholder. The address of Amazon.com NV Investment Holdings LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.

PLAN OF DISTRIBUTION
The selling securityholder, which as used herein includes transferees, donees, pledgees and other successors in interest selling our ordinary shares received after the date of this prospectus supplement from the selling securityholder as a gift, pledge or other transfer, may, from time to time, sell any or all of their ordinary shares covered by this prospectus supplement on Nasdaq or any other stock exchange, market or trading facility on which our ordinary shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price of our ordinary shares, at varying prices determined at the time of sale, or at negotiated prices. We will not receive any of the proceeds from the sale of our ordinary shares covered by this prospectus supplement. To the extent the selling securityholder gifts, pledges or otherwise transfers the ordinary shares offered hereby, such transferees, donees, pledgees or other successors in interest may offer and sell the ordinary shares from time to time under this prospectus supplement, provided that, if required under the Securities Act and the rules and regulations promulgated thereunder, this prospectus supplement has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, to include the names of such transferees, donees, pledgees or other successors in interest in the list of selling securityholders under this prospectus supplement. Subject to compliance with applicable law, the selling securityholder may use any one or more of the following methods when selling our ordinary shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

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block trades in which the broker-dealer will attempt to sell the ordinary shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus supplement is a part;

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in options transactions;

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through trading plans entered into by the selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus supplement and any applicable prospectus supplement hereto that provide for periodic resales of the selling securityholder’s ordinary shares on the basis of parameters described in such trading plans;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling securityholder may also sell all or a portion of our ordinary shares in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or in other transactions exempt from registration, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions or exemptions. The selling securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of ordinary shares if they deem the purchase price to be unsatisfactory at a particular time.
The selling securityholder may elect to make an in-kind distribution of ordinary shares to its members, partners, stockholders or other equityholders pursuant to the registration statement, of which this prospectus supplement forms a part, by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders may thereby receive freely tradable ordinary shares by a distribution pursuant to the registration statement of which this prospectus supplement forms a part.
Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. If the selling securityholder effects such transactions by selling our ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of ordinary shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, such discounts, concessions and commissions will not exceed what is customary in the types of transactions involved.
In connection with the sale of our ordinary shares or interests therein, the selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling securityholder may also sell our ordinary shares short and, if such short sale shall take place after the effective date of the registration statement of which this prospectus supplement is a part, deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus supplement, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholder has been advised that they may not use ordinary shares registered on the registration statement of which this prospectus supplement is a part to cover short sales of our ordinary shares made prior to the effective date of such registration statement.
The selling securityholder may from time to time pledge or grant a security interest in some or all of their ordinary shares to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If the selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the ordinary shares pledged or secured thereby pursuant to this prospectus supplement.
The selling securityholder and any other persons participating in the sale or distribution of the ordinary shares will be subject to applicable provisions of the Securities Act, the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the ordinary shares by, the selling securityholder or any other person, which limitations may affect the marketability of the ordinary shares.
The selling securityholder and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.
In order to comply with the securities laws of certain states, if applicable, the ordinary shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states our ordinary shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will pay all expenses of the registration of the ordinary shares covered by this prospectus supplement, other than underwriting discounts and selling commissions. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling securityholder may be entitled to contribution. We may be indemnified by the selling securityholder against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling securityholder specifically for use in this prospectus supplement.

We may restrict or suspend offers and sales or other dispositions of the ordinary shares under this prospectus supplement, at any time from and after the filing date of this prospectus supplement, subject to certain terms and conditions. In the event of such restriction or suspension, the selling securityholder will not be able to offer or sell or otherwise dispose of the ordinary shares under this prospectus supplement.
To the extent required pursuant to the Securities Act and the rules and regulations promulgated thereunder, the number of ordinary shares to be sold, the names of the selling securityholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions, discounts and other items constituting compensation, and any discount, commission or concession allowed or reallowed or paid to any broker-dealer with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement is a part.
There can be no assurance that the selling securityholder will sell any or all of our ordinary shares registered pursuant to the registration statement of which this prospectus supplement is a part.
In no event may the method of distribution by the selling securityholder take the form of an underwritten offering of our ordinary shares without the prior agreement of the Company.
Once sold under the registration statement of which this prospectus supplement forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the ordinary shares offered by the selling securityholder will be passed upon for us by Allen & Gledhill LLP. We have been advised on U.S. securities law matters by Venable LLP.
EXPERTS
The consolidated financial statements of Flex Ltd. as of March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Flex Ltd.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended June 27, 2025 and June 28, 2024, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 27, 2025 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PROSPECTUS
Flex Ltd.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
Ordinary Shares
Debt Securities

We or certain selling securityholders may offer and sell from time to time, in one or more offerings, ordinary shares or debt securities or any combination thereof. Any series of debt securities may be convertible into or exchangeable for our ordinary shares.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms and prices of any securities to be offered, and the specific manner in which they may be offered, in one or more supplements to this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest.
Our securities may be offered directly or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any securities, we will disclose their names and the nature of the arrangement with them in the applicable prospectus supplement.
Our ordinary shares are quoted on The Nasdaq Global Select Market under the symbol “FLEX.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement and under similar headings in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 15, 2024.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any related prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The terms “Flex,” “the Company,” “we,” “us,” “our” and similar terms as used in this prospectus mean Flex Ltd. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings, and selling securityholders may sell our ordinary shares from time to time in one or more offerings.
This prospectus provides you with a general description of the securities we or the selling securityholders may offer. Each time we or the selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
This prospectus has not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore and the securities will be offered pursuant to exemptions under the SFA. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any of the securities registered hereby may not be circulated or distributed, nor may any of the securities registered hereby be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018.
Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.
Notification under Section 309B(1) of the SFA — Unless otherwise stated in the relevant prospectus supplements, the securities registered hereby are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
FLEX LTD.
Flex is the advanced, end-to-end manufacturing partner of choice that helps market-leading brands design, build, deliver and manage innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, we support our customers’ entire product lifecycle with a broad array of services in every major region. Our full suite of specialized capabilities includes design and engineering, supply chain, manufacturing, post-production and post-sale services. Flex partners with customers across a diverse set of industries including cloud, communications, enterprise, automotive, industrial, consumer devices, lifestyle, healthcare, and energy. As of March 31, 2024, as a result of the Spin-off (defined below) of Nextracker Inc. (“Nextracker”), formerly our subsidiary and Nextracker segment, in the fourth quarter of fiscal year 2024, we now report our financial performance based on two operating and reportable segments as follows:
•
Flex Agility Solutions (“FAS”), which is comprised of the following end markets:

◦
Communications, Enterprise and Cloud, including data infrastructure, edge infrastructure and communications infrastructure;

◦
Lifestyle, including appliances, consumer packaging, floorcare, micro mobility and audio; and

◦
Consumer Devices, including mobile and high velocity consumer devices.

•
Flex Reliability Solutions (“FRS”), which is comprised of the following end markets:

◦
Automotive, including next generation mobility, autonomous, connectivity, electrification, and smart technologies;

◦
Health Solutions, including medical devices, medical equipment, and drug delivery; and

◦
Industrial, including capital equipment, industrial devices, embedded and critical power offerings, and renewables and grid edge.

On January 2, 2024, we completed the previously announced spin-off of our remaining interests in Nextracker (the “Spin-off”) to Flex shareholders on a pro-rata basis based on the number ordinary shares of Flex held by each shareholder of Flex (the “Distribution”) as of December 29, 2023, which was the record date of the Distribution, pursuant to the Agreement and Plan of Merger, dated as of February 7, 2023. The historical financial results and financial position of our former Nextracker business, which was previously reported as a separate operating and reportable segment, are presented as discontinued operations in the consolidated statements of operations and balance sheets for the fiscal year ended March 31, 2024 and the prior periods incorporated by reference in this prospectus. The historical statements of comprehensive income and cash flows and the balances related to shareholders’ equity have not been revised to reflect the effect of the Spin-off. See note 7 “Discontinued Operations” to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, which is incorporated by reference in this prospectus, for further information.
The FAS segment is optimized for speed to market based on a highly flexible supply and manufacturing system. The FRS segment is optimized for longer product lifecycles requiring complex ramps with specialized production models and critical environments.
Our customers include many of the world’s leading technology, healthcare, automotive, and industrial companies. We are focused on establishing long-term relationships with our customers and have been successful in expanding relationships to incorporate additional product lines and services.
Flex Ltd. was incorporated in the Republic of Singapore in May 1990. Our principal executive offices are located at 2 Changi South Lane, Singapore 486123. Our U.S. corporate headquarters is located at 12455G Research Blvd, Austin, Texas 78759 U.S.A. Our telephone number is (65) 6876 9899.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Flex. Information about us, including our SEC filings, is also available on our website address at www.flex.com. The information contained on or linked to or from our website or the SEC’s website, except for SEC filings referred to below, is not incorporated by reference into this prospectus or any accompanying prospectus supplement and should not be considered part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information modified or superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. We incorporate by reference into this prospectus the documents listed below and any amendments thereto and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus (other than any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K unless we specifically state in such Current Report that such information is to be considered “filed” under the Exchange Act, or we incorporate it by reference into a filing under the Securities Act, or the Exchange Act):
•
our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 filed with the SEC on May 17, 2024, including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 25, 2024 that are specifically incorporated by reference into such Annual Report on Form 10-K (the “2024 10-K”);

•
our Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2024 filed with the SEC on July 26, 2024 (the “Fiscal 2025 Q1 10-Q”);

•
our Current Reports on Form 8-K filed with the SEC on May 1, 2024 (with respect to Items 2.05 and 5.02 only), June 14, 2024, July 24, 2024 (with respect to Item 5.02 only) and August 9, 2024; and

•
the description of our ordinary shares contained in our Registration Statement on Form 8-A/A filed with the SEC on October 23, 2006, as further amended by Exhibit 4.14 (Description of Registrant’s Securities) to our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on May 28, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, we are not incorporating into this prospectus any document or information deemed to have been furnished and not filed in accordance with SEC rules. You (or any beneficial owner) can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address described under “Where You Can Find More Information.” Documents incorporated by reference are also available from us without charge, excluding any exhibits to those documents, unless an exhibit has been specifically incorporated by reference in this prospectus.
You may request a copy of those documents, at no cost, by writing or telephoning us at:
Flex Ltd.
12455G Research Blvd
Austin, Texas 78759 U.S.A.
Telephone: (512) 425-4100

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information, certain matters contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date they were made. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include the risks identified in any accompanying prospectus supplement and those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 10-K, and those described in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Fiscal 2025 Q1 10-Q, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for our forward-looking statements. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS
We are incorporated in Singapore under the Companies Act 1967 of Singapore (the “Singapore Companies Act”). Some of our officers and directors reside outside the United States and a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or to enforce against us in United States courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. Judgments of United States courts based upon the civil liability provisions of the federal securities laws of the United States are not directly enforceable in Singapore courts and there can be no assurance as to whether Singapore courts will enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States.
There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the federal securities laws of the United States would be recognized or enforceable in Singapore courts, and there is doubt as to whether Singapore courts would enter judgments in original actions brought in Singapore courts based solely upon the civil liability provisions of the federal securities laws of the United States. A final and conclusive judgment in the federal or state courts of the United States under which a fixed sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of Singapore under the common law doctrine of obligation. In addition, Singapore courts would not recognize or enforce judgments against us, our directors and officers to the extent that the judgment is punitive or penal. It is uncertain as to whether a judgment of the courts of the United States under the civil liability provisions of the federal securities law of the United States would be determined by the Singapore courts to be or not be punitive or penal in nature. Such a determination has yet to be made by any Singapore court. The Singapore courts also may not recognize or enforce a foreign judgment if the foreign judgment is inconsistent with a prior local judgment, contravenes public policy, or amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from, and discussed in Part I, “Item 1A. Risk Factors” in our 2024 10-K, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. The applicable prospectus supplement for any securities we may offer and any applicable free writing prospectus may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. The risks described in our filings with the SEC, the applicable prospectus supplement or any applicable free writing prospectus are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be not material also may materially and adversely affect our business, financial condition and/or operating results.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for general corporate and working capital purposes. Pending these uses, we may invest the net proceeds temporarily. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the applicable prospectus supplement.
We will not receive any proceeds from sales of securities offered by any selling securityholders under this prospectus.
DESCRIPTION OF ORDINARY SHARES
The following description of our ordinary shares, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the ordinary shares that we may offer from time to time pursuant to this prospectus. While the terms we have summarized below will apply generally to any future ordinary shares that we or certain securityholders may offer, we will describe the particular terms of any offering in more detail in the applicable prospectus supplement. The following description of our ordinary shares and provisions of our Constitution are summaries and are qualified in its entirety by reference to applicable Singapore law and our Constitution, a copy of which has been filed as Exhibit 3.01 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2019 filed with the SEC on October 30, 2019.
References to “Flex,” “we,” “us” and “our” in this “Description of Ordinary Shares” are only to Flex Ltd. and not to any of its subsidiaries.
Ordinary Shares
Our share capital consists of ordinary shares, with no par value per ordinary share. There is no authorized share capital under Singapore law. There is a provision in our Constitution to enable us to issue shares with preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise as our directors may determine, subject to the provisions of the Singapore Companies Act and every other act for the time being in force concerning companies and affecting our Company (collectively, the “Statutes”) and our Constitution and without prejudice to any special right previously conferred on the holders of any existing shares or class of shares. All ordinary shares presently issued are fully paid and existing shareholders are not subject to any calls on ordinary shares. All ordinary shares are in registered form. We cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of our own ordinary shares.
New Shares
Under applicable Singapore law and our Constitution, new shares may be issued only with the prior approval from our shareholders in a general meeting. General approval may be sought from our shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earlier to occur of:

•
the conclusion of the next annual general meeting; or

•
the expiration of the period within which the next annual general meeting is required by law to be held,

but any approval may be previously revoked or varied by the Company in a general meeting.
Subject to this approval, and the provisions of the Statutes and our Constitution, the directors may allot and issue new shares to such persons on such terms and conditions and with the rights and privileges annexed thereto as such general meeting resolving upon the creation thereof shall direct and if no direction be given as the directors shall determine.
Shareholders
Only persons who are registered in our Register of Members are recognized under Singapore law as shareholders of our Company with legal standing to institute shareholder actions against us or otherwise seek to enforce their rights as shareholders. We may close the Register of Members at any time and for one or more periods, but the register may not be closed for an aggregate of more than thirty days in any calendar year.
Transfer of Ordinary Shares
Subject to applicable securities laws in relevant jurisdictions and our Constitution, our ordinary shares are freely transferable. The directors may in their absolute discretion decline to register any transfer of shares on which we have a lien and, in the case of shares not fully paid up, may refuse to register a transfer to a transferee of whom they do not approve, provided, however, that as required by the Singapore Companies Act the directors shall, within 30 days beginning with the day on which the application for a transfer of shares was made, serve a notice in writing to the applicant stating the facts which are considered to justify the refusal. Shares may be transferred by a duly signed instrument of transfer in the usual common form or in any other form which the directors may approve. The directors may decline to register any instrument of transfer unless, among other things, it is presented for registration together with a certificate of payment of stamp duty (if any), the share certificate(s) to which the transfer relates and such other evidence as they may reasonably require to show the right of the transferor to make the transfer. We will replace lost or destroyed certificates for shares upon notice to us and upon, among other things, the applicant furnishing proof and indemnity as the directors may require and the payment of all applicable fees.
Re-election of Directors
Under article 94 of our Constitution, at each annual general meeting, all of the directors shall retire from office. Under article 95 of our Constitution, retiring directors are eligible for re-election. Under article 90 of our Constitution, any director holding office as a Chief Executive Officer (or an equivalent position) shall, while he or she continues to hold that office, be subject to retirement as the other directors. Under article 100 of our Constitution, our board of directors may appoint any person either to fill a casual vacancy or as an additional director but so that the total number of directors shall not at any time exceed the maximum number fixed by or in accordance with our Constitution. A director appointed by our board of directors under article 100 of our Constitution shall retire from office at the next annual general meeting after his or her appointment in accordance with article 94 of our Constitution, and is eligible for re‑election at that annual general meeting.
Shareholders’ Meetings
We are required to hold an annual general meeting within six months after the end of our fiscal year. Under our Constitution, any general meeting other than the annual general meeting is called an “extraordinary general meeting”. The directors may convene an extraordinary general meeting whenever they think fit, and they must also do so upon the written request of shareholders representing not less than one-tenth of the paid-up shares as at the date of the deposit of the written request (disregarding paid-up shares held as treasury shares) carries the right of voting at general meetings. In addition, two or more shareholders holding not less than one-tenth of our total number of issued shares (excluding treasury shares) may call a meeting of our shareholders.

Unless otherwise required by law or by our Constitution, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which at least fourteen days’ written notice is given (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given)) and voting on such resolution in person or by proxy. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of a majority of not less than three-fourths of the total votes attached to all the fully paid-up shares which are represented at the meeting (of which not less than 21 days’ written notice specifying the intention to propose the resolution as a special resolution has been duly given) and voting on such resolution in person or by proxy, is necessary for certain matters under Singapore law, such as an alteration of our Constitution.
Voting Rights
Voting at any meeting of shareholders is by a show of hands unless a poll is duly demanded before or on the declaration of the result of the show of hands. If voting is by a show of hands, every shareholder who is entitled to vote and who is present in person or by proxy or attorney or, in the case of a corporation, by a representative at the meeting has one vote. On a poll, every shareholder who is present in person or by proxy or by attorney or, in the case of a corporation, by a representative, has one vote for every share of which such shareholder holds or represents. A poll may be demanded by any of:
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the chairman of the meeting;

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not less than three shareholders who are entitled to vote at the meeting and who are present in person or by proxy or by attorney or in the case of a corporation by a representative;

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any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and representing not less than five (5) percent of the total voting rights of all shareholders entitled to vote at the meeting; or

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any shareholder or shareholders present in person or by proxy or by attorney or in the case of a corporation by a representative and holding shares conferring the right to vote where the aggregate sum paid up on such shares is not less than five (5) percent of the total sum paid up on all the shares conferring the right to vote.

Dividends
At a general meeting, our shareholders may declare dividends, but no dividend will be payable in excess of the amount recommended by the directors. The directors may also declare an interim dividend. No dividend may be paid except out of our profits. Except as otherwise may be provided in special rights as to dividends specified in the terms of issue of any shares (no such shares currently being in issue), all dividends are paid pro rata among the shareholders. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.
Bonus and Rights Issues
In a general meeting, our shareholders may, upon the recommendation of the directors, by ordinary resolution:
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issue bonus shares to the shareholders for which no consideration is payable to us, in proportion to their shareholdings; or

•
capitalize any reserves or profits as bonus shares to the shareholders in proportion to their shareholdings.

The directors may also issue to shareholders rights to take up additional shares, in proportion to their shareholdings. These rights are subject to any conditions attached to the issue and the regulations of any stock exchange on which the ordinary shares are listed.
Takeovers
The acquisition of our ordinary shares is regulated by the SFA and the Singapore Code on Take-overs and Mergers.

Under the Singapore Code on Take-overs and Mergers, where:
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any person acquiring an interest, whether by a series of transactions over a period of time or not, shares which (taken together with shares held or acquired by parties acting in concert with such person) carry 30% or more of the voting rights in the Company; or

•
any person holding, either on his or her own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the voting rights in the Company, and if such person, or any party acting in concert with such person, acquires additional voting shares representing more than 1% of the voting rights in the Company in any six-month period, must, except with the consent of the Securities Industry Council, extend a mandatory take-over offer for all the remaining voting shares in accordance with the provisions of the Singapore Code on Take-Overs and Mergers. Subject to certain exceptions, a mandatory take-over offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror for voting rights in the offeree company during the offer period and within the six months prior to its commencement.
Liquidation or Other Return of Capital
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Indemnity
As permitted by the laws of Singapore, our Constitution provides that, subject to the Statutes, our directors and officers shall be entitled to be indemnified by our Company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (including, without limitation, where he or she serves at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise) or in relation thereto. Except as permitted under the Singapore Companies Act, directors and officers may not be indemnified by our Company against any liability which by law would otherwise attach to them relating to any negligence, default, breach of duty or breach of trust of which they may be guilty in relation to our Company.
Limitations on Rights to Hold or Vote Ordinary Shares
There are no limitations imposed by the laws of Singapore or by our Constitution on the right of non-resident shareholders to hold or vote ordinary shares.
Transfer Agent
Our transfer agent is Computershare Trust Company NA, P.O. Box 43006, Providence, RI 02940-3006.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture (as amended and supplemented from time to time, the “indenture”), between us and U.S. Bank Trust Company, National Association, as trustee, and as successor in interest to U.S. Bank National Association, or any successor trustee, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.
The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus forms a part. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the debt securities and the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture and provisions made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. This summary may not contain all information that you may find useful. You should review the indenture that is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part for additional information.
As used in this description of debt securities, “Flex,” “we,” “us,” and “our,” refer solely to Flex Ltd. and not to any of its subsidiaries.
General
We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:
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the title of the debt securities and ranking (including the terms of any subordination provisions);

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal and premium, if any, of the debt securities is payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the price or prices at which, the period or periods within which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise at the option of a holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

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the percentage of their principal amount (i.e., price) at which the debt securities will be issued;

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if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any such purpose;

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whether the debt securities will be issued in global form, and, in such case, the identity of the depositary for such debt securities;

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any trustees, authenticating agents or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

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whether the debt securities are convertible or exchangeable into, cash, ordinary shares or other equity securities or other assets or property of Flex or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

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the currency in which payments shall be made, if other than U.S. dollars;

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any deletion from, modification of or addition to the events of default or covenants provided for with respect to the debt securities;

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any provisions granting special rights to holders when a specified event occurs;

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any provision of the debt securities that would determine payments on the debt securities by reference to an index or a formula;

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any special tax implications of the debt securities;

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whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus; and

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any and all additional, eliminated or changed terms that will apply to the debt securities.

The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time.
Flex may from time to time, without notice to, or the consent of, the holders of debt securities of a particular series, increase the principal amount of debt securities of that series by issuing additional debt securities of that series having the same terms and conditions as, and ranking equally and ratably with, debt securities of that series in all respects (except for the issue date, the issue price and, if applicable, the initial interest accrual date of such debt securities and the first interest payment date following the issue date of such additional debt securities). If such additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. Whether or not such additional debt securities are so fungible, the debt securities of any series and any additional debt securities of such series will be treated as a single series for all other purposes under the indenture, and all holders of debt securities of such series will vote together as one class on all matters with respect to such series of debt securities.
Merger, Consolidation or Sale of Assets
The indenture provides that Flex may not (i) consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or (ii) permit any other person to consolidate, merge, combine or amalgamate with or into Flex, unless:
(a)   (1) in the case of a consolidation, merger, combination or amalgamation, Flex is the entity surviving such event, or (2) in the case that Flex consolidates, merges, combines with or into another or amalgamates with or into another person or conveys, transfers or leases its properties and assets as an entirety or substantially as an entirety to any person, such person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, and any premium and interest on and any additional amounts with respect to, all of the debt securities, and the performance of Flex’s obligations under the indenture, including, if any debt securities are then secured pursuant to the indenture, any collateral documents relating thereto, and the debt securities issued thereunder;
(b)   immediately after giving effect to such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

(c)   certain other conditions are met.
Restrictions Upon Reincorporating, Merging or Consolidating into a Subject Country
The indenture provides that we may not consolidate, merge, combine or amalgamate with or into any other person, whether or not we are the surviving corporation, or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other person, or permit any other person to consolidate, merge, combine or amalgamate with or into us (a “subject transaction”) unless we satisfy specified conditions. If the surviving or resulting transferee, lessee or successor person (the “successor entity”) in a subject transaction is incorporated in any jurisdiction other than the country of Singapore or the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a “subject country”), then we must satisfy the conditions specified in the clauses below as promptly as practicable, but no later than 60 days following the date of the subject transaction:
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we shall have delivered to the trustee an opinion of counsel (as specified in the indenture) as to the continued validity, binding effect and enforceability of the indenture and the debt securities and to the further effect that the counsel is not aware of any pending change in, or amendment to, the laws, or any regulations promulgated thereunder, of any subject country in which the proposed successor entity is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such subject country is a party, which, in any such case, would permit the successor entity to redeem the debt securities pursuant to any optional redemption upon changes in tax laws provided for under the indenture or any supplemental indenture, it being understood that the counsel may, in rendering the opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and we may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

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we shall have delivered to the trustee a certificate signed by two executive officers of the successor entity as to the continued validity, binding effect and enforceability of the indenture and the debt securities; and

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the successor entity shall, promptly but no later than 60 days following the date of the subject transaction, consent to the jurisdiction of the federal or state courts located in the Borough of Manhattan in the City of New York.

In the event of any subject transaction in which the successor entity is organized and existing under the laws of a subject country, we will indemnify and hold harmless the trustee and each holder of the debt securities from and against any and all present and future taxes, levies, imposts, charges and withholdings, including, without limitation, estate, inheritance, capital gains and other similar taxes, and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the debt securities, the indenture or any other agreement relating to calculations to be performed with respect to the debt securities or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had the subject transaction not occurred.
Enforceability of Judgments
A substantial portion of our assets is located outside the U.S. and, as described above under “Merger, Consolidation or Sale of Assets” we are permitted to merge into, consolidate with or transfer all or substantially all of our properties and assets to a person domiciled outside the U.S. (although we have no present intention of doing so), subject to the conditions described under such heading. Any judgment obtained in the U.S. against us or any successor person, including judgments with respect to payments on debt securities, may not be collectible in the U.S. In addition, there is some doubt as to the enforceability in other countries, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the U.S., and awards for punitive damages in actions brought in the U.S. or elsewhere may not be enforceable in certain jurisdictions.

SEC Reports
At any time that Flex is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, Flex will furnish to the trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee at the time such documents are filed via such system, though the trustee shall have no obligation to determine whether such filings have been made.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:
(i)   default in the payment of any interest on that series of debt securities when the same becomes due and payable, and continuance of such default for a period of 30 days;
(ii)   default in payment of principal of that series of debt securities, when due upon maturity, acceleration or redemption or otherwise;
(iii)   default in the performance, or breach, of any other covenant, warranty or agreement of Flex in the indenture with respect to such series of debt securities, and the continuance of such default or breach for a period of 90 days after delivery of written notice to Flex by the trustee or to Flex and the trustee by the holders of not less than 25% in aggregate principal amount of the debt securities of all affected series then outstanding specifying such default or breach and requiring it to be remedied and stating that such notice is a “notice of default” under the indenture; or
(iv)   certain events of bankruptcy, insolvency or reorganization of Flex.
The indenture provides that the trustee may withhold notice to the holders of the debt securities of the applicable series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, or interest, if any) if the trustee considers it in the interest of the holders to do so.
The indenture provides that if an event of default arising from specified events of bankruptcy, insolvency or reorganization shall have occurred and be continuing, then the principal of, and accrued and unpaid interest on the debt securities of each series then outstanding will become immediately due and payable. The indenture provides that if any other event of default with respect to a series of debt securities shall have occurred and be continuing, then, either the trustee or the holders of at least 25% in principal amount of the debt securities of all affected series then outstanding may declare the principal amount of all the debt securities of each such series and any accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded by the holders of a majority in principal amount of such series of debt securities.
The trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities unless such holders of the applicable series have offered the trustee security or indemnity satisfactory to the trustee. Subject to the foregoing, holders of a majority in aggregate principal amount of the debt securities then outstanding under the indenture affected, voting together as a single class, shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to such debt securities. The indenture requires the annual filing with the trustee of a certificate by Flex as to whether or not it is in default under the terms of the indenture. Flex is also required to deliver to the trustee, within five calendar days after becoming aware thereof, written notice of any event of default in respect of any series of debt securities or any event which after notice or lapse of time or both would constitute an event of default, its status and what actions Flex intends to take in connection therewith.

Notwithstanding any other provision of the indenture, the right of any holder of any debt security to receive payment of the principal of and premium, if any, and interest, if any, on such debt security on or after the respective due dates therefor and to bring suit for enforcement of any such payment, on or after such respective dates shall not be impaired without the consent of such holder.
Discharge, Defeasance and Covenant Defeasance
Upon the direction of Flex, the indenture shall cease to be of further effect as to a particular series of debt securities (subject to the survival of certain provisions thereof) when (i) either (a) all of the outstanding debt securities of such series have been delivered to the trustee for cancellation (subject to certain exceptions) or (b) all of the debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Flex has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or government obligations, in an amount sufficient to pay the entire indebtedness on the debt securities of such series in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity or redemption of the debt securities of such series, as the case may be, (ii) Flex has paid or deposited funds for the payment of all other sums payable under the indenture with respect to such series of debt securities and (iii) certain other conditions are met.
The indenture provides that Flex may elect either to defease and be discharged from (i) any and all obligations with respect to a series of debt securities (except for, among other things, the obligations to register the transfer or exchange of the applicable series of debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series, and to maintain an office or agency in respect of the debt securities of such series, and the obligation to pay the trustee’s fees and expenses and indemnify the trustee) (“defeasance”) or (ii) certain covenants in the indenture as well as any additional covenants so specified in the applicable supplemental indenture, and any omission to comply with such obligations shall not constitute a default or an event of default (“covenant defeasance”), in either case upon the irrevocable deposit with the trustee, in trust for such purpose, of an amount, in U.S. dollars, and/or government obligations, which will provide money, in an amount sufficient to pay the principal of and any premium and any interest on the debt securities of the applicable series, on the scheduled due dates therefor or, the applicable redemption date, as the case may be.
Such a trust may only be established if, among other things, (i) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which Flex is a party or by which it is bound, (ii) no event of default shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (iii) Flex has delivered to the trustee either (x) a ruling received from or published by the Internal Revenue Service to the effect that the beneficial owners of the applicable series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, or (y) an opinion of counsel (as specified in the indenture) based on a change in applicable U.S. federal income tax law occurring after the date of the indenture to the same effect as the ruling described in clause (x) above.
Modifications and Waivers
The indenture contains provisions permitting Flex and the trustee thereunder, with the consent of the holders of at least a majority in principal amount of the debt securities outstanding under the indenture affected, voting together as a single class, to modify or amend any of the provisions of the indenture and the debt securities, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:
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reduce the rate of or change the time for payment of interest on the debt securities of such series;

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reduce the principal amount, or extend the fixed maturity, of the debt securities of such series;

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reduce any redemption price or repurchase price of such series of debt securities or amend or modify in any manner adverse to the holders of such series our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

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make any debt security of such series payable in money other than that stated in such debt security or other than in accordance with the provisions of the indenture;

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impair the right of any holder of such series of debt securities to receive payment of principal or interest on the debt securities of such series on or after the due dates therefor, including waiving any default with respect to the payment of principal or interest thereon, or to institute suit for the enforcement of any payment on or with respect to the debt securities of such series on or after such due dates;

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change the ranking of the debt securities of such series in a manner adverse to the holders of such series; or

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reduce the aforesaid percentage in principal amount of such debt securities, the consent of the holders of which is required for any such modification or amendment or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities.

The indenture also contains provisions permitting Flex and the trustee, without the consent of the holders of the applicable series of debt securities (or any other debt security outstanding under the indenture), to modify or amend the indenture in order, among other things:
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to add to the covenants of Flex in the indenture for the benefit of the holders of any series of debt securities or to surrender any right or power conferred upon Flex by the indenture;

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to add to the events of default for the benefit of the holders of any series of debt securities;

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to evidence and provide for a successor trustee with respect to the debt securities of any series, or to add to or change any provisions of the indenture to the extent necessary to appoint a separate trustee for a specific series of debt securities;

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to secure or guarantee a series of debt securities;

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to cure any ambiguity or defect, or correct or supplement any provision therein which may be inconsistent with any other provisions therein, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture and not adversely affect the rights of the holders of any debt securities issued thereunder in any material respect; or

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to conform the text of the indenture or the debt securities of any series to any provision of the “Description of Notes” section or equivalent section of any prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the debt securities of such series were offered.

The holders of a majority in aggregate principal amount of the debt securities outstanding under the indenture affected, voting together as a single class, may, on behalf of all holders of such debt securities, waive any past default with respect to all such debt securities and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on any debt securities outstanding under the indenture or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of such outstanding debt securities.
Global Securities
We will issue each series of debt securities as one or more global securities in book-entry form only, unless we specify otherwise in a prospectus supplement. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each global security will be registered in the name of a financial institution or its nominee that we select and deposited with its custodian. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in a prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants.
Under the indenture, only the person in whose name a debt security is registered on the books of the trustee or other registrar under the indenture is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary or its nominee. Flex expects that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. Flex also expects that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of Flex, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

PLAN OF DISTRIBUTION
The following describes generally the various methods we or the selling securityholders, if applicable, may use to distribute the securities offered under this prospectus from time to time. Each prospectus supplement will describe the particular plan of distribution for the securities offered under that prospectus supplement.
We or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:
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to or through underwriters or dealers;

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in short or long transactions;

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directly to a limited number of purchasers or to a single purchaser;

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through agents;

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through a combination of any of these methods of sale;

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through any other methods described in the applicable prospectus supplement.

The applicable prospectus supplement will state the terms of the offering of the securities, including:
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the name or names of any underwriters, dealers or agents;

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the purchase price of such securities and the proceeds to be received by us, if any;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
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negotiated transactions;

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at a fixed public offering price or prices, which may be changed;

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“at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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at prices related to prevailing market prices; or

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at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We or the selling securityholders, if applicable, may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us and/or the selling securityholders, if applicable, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities issued pursuant to this prospectus and the applicable prospectus supplement, other than our ordinary shares, which are listed on The Nasdaq Global Select Market, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities with respect to Singapore law will be passed upon for us by Allen & Gledhill LLP. Certain legal matters relating to the issuance and sale of the securities with respect to U.S. law will be passed upon for us by Venable LLP, New York, New York. Certain legal matters with respect to the issuance and sale of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements of the Company incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended June 28, 2024 and June 30, 2023, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2024 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

Flex Ltd.
3,859,851 Ordinary Shares
Offered by the Selling Securityholder

PROSPECTUS SUPPLEMENT

September 4, 2025